Exhibit (a)(4)

STOCK OPTION EXCHANGE OFFER CHANGE IN ELECTION FORM

INSTRUCTIONS

1.
Use this form to change your election, only if you have already submitted the Election Form to the Corporate Office and now wish to change your election.

2.
Before completing this form, make a copy and retain this blank original in the event you decide to change your election again.

3.
Transfer the detailed information on the Election Form, to the first 6 columns of the Change Election table below for each grant that you want to change your prior election. Complete columns 7 and 8 as follows:
•
In the column labeled "PRIOR" indicate your prior election by placing an "X" in the appropriate box.

•
In the column labeled "NEW" place an "X" in the appropriate box indicating the change of election. Specifically place an "X" in the box to the left of "Accept" if you now wish to accept the offer to exchange this grant for a new grant to be issued on or about May 30, 2002. Or place an "X" in the box to the left of the "Reject" if you do not wish to accept the offer to exchange the grant.
4.
Sign in the space provided below to verify the change in your elections and to indicate your understanding of and agreement with the acknowledgements listed below. This is the only document you must submit to change your election. Do not submit any other documents.

5.
At your earliest convenience and no later than  5:00 pm Pacific Standard Time on November 28, 2001, or such later time and date to which the offer might be extended (the "Offer Expiration Date"), FAX this form to Stock Option Exchange Offer at 310.414.5858. Alternatively, you may mail, or otherwise deliver it to Computer Sciences Corporation, Attention: Stock Option Exchange Offer M/C A639, 2100 East Grand Ave., El Segundo, CA 90245. Retain this change in election form and the email you will receive acknowledging receipt of this form by the Corporate Office.

6.
If you have questions, please inquire by email at options@csc.com or call 310.414.4600.

ELECTION For each grant, choose to accept or reject the offer to exchange by placing an "X" in one of the boxes below.
PLAN/ TYPE	GRANT DATE	GRANT NUMBER		EXERCISE PRICE	GRANT EXPIRATION DATE
			SHARES			PRIOR	NEW
						[ ] Accept	[ ] Accept
						[ ] Reject	[ ] Reject

						[ ] Accept	[ ] Accept
						[ ] Reject	[ ] Reject

						[ ] Accept	[ ] Accept
						[ ] Reject	[ ] Reject

ACKNOWLEDGEMENTS AND SIGNATURE

1.
I understand that all acknowledgements on the Election Form previously submitted remain in force and apply to the new elections submitted in this Change in Election Form.

2.
I understand that CSC will send me an email acknowledging receipt of my Change in Election Form.
Employee Name:
(print name)
Employee Signature:	Date:

Phone Number—Daytime:	Evenings:

DEADLINE TO RESPOND IS 5:00 PM PACIFIC STANDARD TIME ON NOVEMBER 28, 2001